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                                                                   EXHIBIT 10.2




                             STOCKHOLDERS AGREEMENT

        THIS STOCKHOLDERS AGREEMENT, dated as of April 30, 1996 (this "Agreement"), is made by and among Collectible Champions, Inc., a Delaware corporation (the "Company"), Willis Stein & Partners, L.P., a Delaware limited partnership ("Willis Stein"), Baird Capital Partners II Limited Partnership, a Wisconsin Limited Partnership ("Baird"), BCP II Affiliates Fund Limited Partnership, a Wisconsin limited partnership ("BCP II"), Nassau Capital Partners L.P., a Delaware limited partnership ("Nassau"), NAS Partners I L.L.C., a Delaware limited liability company ("NAS"), Robert Dods ("Dods"), Boyd Meyer ("Meyer"), Peter Chung ("Chung"), Dods-Meyer, Ltd., an Illinois corporation ("DM"), Racing Champions Limited, a Hong Kong corporation ("RCL"), Garnett Services, Inc., a British Virgin Island corporation ("GSI"), Hosten Investment Limited, a Hong Kong corporation ("HIL"), Curt Stoelting ("Stoelting"), John Olsen ("Olsen"), Peter Henseler ("Henseler") and Kevin Camp ("Camp"). Willis Stein, Baird, BCP II, Nassau and NAS are referred to herein collectively as the "Investors." Dods, Meyer, Chung, DM, RCL, GSI and HIL are referred to herein collectively as the "Founders." Stoelting, Olsen, Henseler and Camp are referred to herein collectively as the "Executives." The Investors, the Founders and the Executives are referred to herein collectively as the "Stockholders," and each individually as a "Stockholder." Certain capitalized terms used herein are defined in Section 10 below.

        WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's board of directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Stockholder Shares may be transferred.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

        1.   Board of Directors and Other Matters.

        (a)    From and after the date hereof and until the provisions of this
Section 1 cease to be effective, each holder of Stockholder Shares shall vote all of the voting securities of the Company over which such Person has voting control and shall take all other necessary or desirable actions within his or its control (whether in his or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

            (i) the authorized number of directors on the Board shall be established at seven directors;

            (ii) the following persons shall be elected to the Board at each election of directors:
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              (A)    up to four representatives designated by the holders of a
          majority of the Investor Shares from time to time (the "Investor Directors"), with Avy H. Stein, Daniel Gill and Samuel Guren serving as the initial Investor Directors;

              (B) one representative designated by Dods (the "Dods Director"), with Dods serving as the initial Dods Director, for so long as Dods and his Permitted Transferees collectively hold directly or indirectly more than 25% of the Stockholder Shares issued to DM pursuant to the DM Securities Purchase Agreement, after which time such position shall be filled by the holders of a majority of the Investor Shares from time to time (in which case such director shall be deemed to be an Investor Director and shall no longer be deemed to be the Dods Director);

              (C) one representative designated by Meyer (the "Meyer Director"), with Meyer serving as the initial Meyer Director, for so long as Meyer and his Permitted Transferees collectively hold directly or indirectly more than 25% of the Stockholder Shares issued to DM pursuant to the DM Securities Purchase Agreement, after which time such position shall be filled by the holders of a majority of the Investor Shares from time to time (in which case such director shall be deemed to be an Investor Director and shall no longer be deemed to be the Meyer Director); and

              (D) one representative designated by Chung (the "Chung Director"), with Chung serving as the initial Chung Director, for so long as Chung and his Permitted Transferees collectively hold directly or indirectly a majority of the Stockholder Shares issued to RCL, GSI and HIL pursuant to the Acquisition Agreement, after which time such position shall be filled by the holders of a majority of the Investor Shares from time to time (in which case such director shall be deemed to be an Investor Director and shall no longer be deemed to be the Chung Director);

            (iii) the composition of the board of directors of each of the Company's Subsidiaries (each, a "Sub Board") shall be the same as that of the Board;

            (iv) any committees of the Board or a Sub Board shall be created only upon the approval of at least a majority of the Board;

            (v) any director designated hereunder shall be removed from the Board (and thereupon from all Sub Boards and all committees of the Board or any Sub Board) (with or without cause) at the written request of the Person or Persons entitled to designate such director pursuant to (ii) above, but only upon such written request and under no other circumstances; and

            (vi) in the event that any director designated hereunder for any reason ceases to serve as a member of the Board or a Sub Board or any committee thereof during


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    such director's term of office, the resulting vacancy on the Board or such Sub Board or committee shall be filled by a representative designated by the Person or Persons entitled to designate such director pursuant to subparagraph (ii) above.

       (b) The Company shall give each of Nassau and Baird (so long as such Stockholder holds any Stockholder Shares) notice of each meeting of its board of directors and each committee thereof at the same time and in the same manner as notice is given to the directors, and the Company shall permit a representative of each such Person to attend as an observer all meetings of its board of directors and all committees thereof. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall give notice thereof to each such Person at the same time and in the same manner as notice is given to the directors.

       (c) The Company shall pay the reasonable out-of-pocket expenses incurred by each director named hereunder in connection with attending the meetings of the Board, any Sub Board and any committee thereof.

       (d) The provisions of this Section 1 will terminate upon the completion of a Qualified Public Offering or a Sale of the Company.

       (e) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 1, the election of a person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

       2.   Restrictions on Transfer of Stockholder Shares.

       (a) Participation Rights. At least 40 days prior to any sale, transfer, assignment, pledge or other disposal (a "Transfer") of any Willis Stein Shares of a certain class (other than (i) pursuant to a Public Sale or (ii) a Transfer pursuant to Section 2(c) or Section 3), the transferring Stockholder (the "Willis Stein Transferor") shall deliver a written notice (the "Sale Notice") to the Company and each of the other Stockholders (the "Other Stockholders"), specifying in reasonable detail the number of such class of Stockholder Shares to be transferred, the identity of the prospective transferee(s) and the terms and conditions of the Transfer, including the price per Stockholder Share of such class. The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Willis Stein Transferor within 30 days after delivery of the Sale Notice; provided that if the Willis Stein Transferor intends to Transfer a strip of two or more classes of Stockholder Shares and any Other Stockholder (including his or its Permitted Transferees) holds all such classes of Stockholder Shares, such Other Stockholder may only participate in such Transfer if such Other Stockholder Transfers all such classes of Stockholder Shares in accordance with the formula set forth in the following sentence. With respect to each class





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of Stockholder Shares to be Transferred, if any Other Stockholders have elected to participate in such Transfer, the Willis Stein Transferor and each participating Other Stockholder shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares of such class equal to the product of (i) the quotient determined by dividing (1) the number of Stockholder Shares of such class held by such Person by (2) the aggregate number of Stockholder Shares of such class owned by the Willis Stein Transferor and the Other Stockholders participating in such sale and (ii) the aggregate number of Stockholder Shares of such class to be sold in the contemplated Transfer. For purposes of the preceding sentence, (I) Common Stock issuable upon exercise of employee stock options which have not vested and become exercisable shall not be considered to be Stockholder Shares and
(II) all Stockholder Shares held by any Permitted Transferee of any Other Stockholder shall be deemed held by such Other Stockholder himself or itself. For purposes of this Agreement, references to Stockholder Shares of a certain "class" means Stockholder Shares which are Notes, Preferred Stock or Common Stock; provided that Voting Common and Nonvoting Common will be deemed to be of the same "class;" provided further that Series B Subordinated Promissory Notes will be deemed to be of the same class as Preferred Stock (rather than Series A Subordinated Promissory Notes).

       (b) First Refusal Rights. At least 40 days prior to any Transfer of Minority Shares of a certain class (other than (i) pursuant to a Public Sale, (ii) a Transfer to the Company, or (iii) a Transfer pursuant to Section 2(a),
Section 2(c) or Section 3), the Stockholder making such Transfer (the "Minority Transferor") shall deliver a written notice (the "Transfer Notice") to the Company and the holder(s) of Willis Stein Shares that it desires to Transfer Stockholder Shares of such class, specifying in reasonable detail the identity of the prospective transferee(s), the number to be transferred and the terms and conditions of the Transfer, including the proposed price per Stockholder Share of such class. The Company may elect to purchase all or any portion of the Minority Shares to be transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by delivering a written notice of such election to the Minority Transferor within 15 days after the Transfer Notice has been given to the Company. If for any reason the Company does not elect to purchase all of the Minority Shares to be transferred, the holders of Willis Stein Shares shall be entitled to purchase the Minority Shares which the Company has not elected to purchase (the "Available Shares"), upon the same terms and conditions as those set forth in the Transfer Notice, by giving written notice of such election to the Minority Transferor within 30 days after the Transfer Notice has been given to holder(s) of Willis Stein Shares. If more than one holder of Willis Stein Shares elects to purchase the Available Shares, the Available Shares will be allocated among such electing holders pro rata according to the number of Common Stockholder Shares on a Fully-Diluted Basis owned by each such electing holder. The closing of the purchase of any Minority Shares pursuant to this Section 2(b) shall take place within 60 days after the date on which the parties to such purchase have been finally determined pursuant to this Section 2(b). Notwithstanding the foregoing, if the Company and the holders of Willis Stein Shares do not elect to purchase, collectively, all of the Stockholder Shares of a class specified in the Transfer Notice, then the Minority Transferor may transfer all of the Stockholder Shares of such class specified in the Transfer Notice to the transferee(s) identified in the Transfer Notice for (i) an amount of consideration (whether in cash and/or property) which has a fair market value no less than the price specified in





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the Transfer Notice and (ii) other terms no more favorable to the transferee(s)
thereof than specified in the Transfer Notice, during the 90-day period immediately following the date on which the Transfer Notice has been given to the Company and the holder(s) of Willis Stein Shares. Any Minority Shares not transferred within such 90-day period will be subject to the provisions of this
Section 2(b) upon subsequent transfer.

       (c) Permitted Transfers. The restrictions contained in this Section 2 shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder (i) in the case of a Stockholder who is an individual, pursuant to applicable laws of descent and distribution, or among such individual's Family Group, (ii) in the case of a Stockholder which is an entity, among such entity's Affiliates, and (iii) in the case of each Investor, up to ten percent of each class of Stockholder Shares held by such Investor on the date hereof, to employees of, consultants to and advisors to (or any entity formed for their benefit) such Investor or any of its Affiliates; provided that the restrictions contained in this Section 2 shall continue to be applicable to the Stockholder Shares after any of the foregoing Transfers, and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement which affect the Stockholder Shares so transferred. All transferees permitted under this Section 2(c) are collectively referred to herein as "Permitted Transferees." Each Permitted Transferee shall be deemed a Stockholder for purposes of this Agreement.

       (d)    Termination of Restrictions.  The restrictions set forth in this
Section 2 shall continue with respect to each Stockholder Share until the earlier of (i) the transfer of such Stockholder Share in a Public Sale, or (ii) the consummation of a Sale of the Company or a Qualified Public Offering.

       3.   Sale of the Company.

       (a) If the Board and the holders of a majority of the Investor Shares approve a Sale of the Company (the "Approved Sale"), all holders of Stockholder Shares will consent to and not impede such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Stockholder Shares shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Stockholder Shares will agree to sell all of his or its Stockholder Shares on the terms and conditions approved by the Board and the holders of a majority of the Investor Shares. In furtherance of the foregoing, (A) each holder of Stockholder Shares will take all necessary or desirable actions reasonably requested by the Board in connection with the consummation of the Approved Sale of the Company and (B) each holder of Stockholder Shares will make the same representations, warranties and indemnities regarding the Company and its business (the "Company Reps"). In the event the proceeds to the holders of Stockholder Shares as a group are reduced (a "Loss") due to a claim under the Company Reps by the purchaser or purchasers in such Approved Sale, each holder of Stockholder Shares will be liable for a pro rata portion of such Loss (based upon the net amount of proceeds received by the holders of Stockholder Shares in connection with such Approved Sale),





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up to a maximum equal to the net amount of proceeds received by such holder of
Stockholder Shares in connection with such Approved Sale.

       (b) The obligations of the holders of Stockholder Shares with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of each class of Stockholder Shares shall receive in exchange for the Stockholder Shares of such class held by such Person the same portion of the aggregate consideration from such Approved Sale that such Stockholder would have received if such consideration had been distributed by the Company in a complete liquidation pursuant to the rights and preferences set forth in the Company's certificate of incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of any class of Stockholder Shares are given an option as to the form and amount of consideration to be received, all holders of such class will be given the same option; (iii) with respect to any consideration (the "Additional Consideration") to be paid to any Stockholder and/or any of its Affiliates with respect to, arising out of, or in connection with the Approved Sale which is in addition to the consideration paid to such Person as payment for, or distribution on, his or its Stockholder Shares (including, without limitation, consulting fees, management fees, noncompetition payments and transition service fees, but not including bona fide employee wages and similar bona fide payments), each holder of Stockholder Shares shall receive a portion of such Additional Consideration equal to the amount that such Stockholder would have received if such Additional Consideration had been distributed by the Company in a complete liquidation pursuant to the rights and preferences set forth in the Company's certificate of incorporation as in effect immediately prior to such Approved Sale; and (iv) each holder of then currently exercisable rights to acquire shares of any class of Stockholder Shares (including the Vested Options) will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Stockholder Shares.

       (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative (reasonably acceptable to the Company), and such holder will be responsible for the fees of the purchaser representative so appointed.

       (d) The Company will pay the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the acquiring party, including the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Stockholder Shares. Costs





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incurred by any holder of Stockholder Shares on its own behalf will not be considered costs of the transaction hereunder.

       (e) The provisions of this Section 3 will terminate upon the completion of a Qualified Public Offering or a Sale of the Company.

       4.   Limited Preemptive Rights.

       (a) Generally. If the Company authorizes the issuance or sale of any of its equity securities or any securities containing options or rights to acquire any equity securities (other than as a dividend on the outstanding Common Stock or pursuant to exercise, conversion or exchange of securities or rights previously issued by the Company subject to this Section 4) to any Investor or any of its Affiliates, the Company shall first offer to sell to each holder of Stockholder Shares a portion of such stock or securities equal to the quotient determined by dividing (1) the number of Common Stockholder Shares on a Fully-Diluted Basis then held by such holder by (2) the total number of Common Stockholder Shares on a Fully-Diluted Basis then held by all holders of Stockholder Shares. Each holder of Stockholder Shares shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons; provided that if all Persons entitled to purchase or receive such stock or securities are required to also purchase other securities of the Company, the holders of Stockholder Shares exercising their rights pursuant to this Section shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all stock and securities offered to the holders of Stockholder Shares shall be payable in cash.

       (b) Notice. In order to exercise its purchase rights hereunder, a holder of Stockholder Shares must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Stockholder Shares is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this Section, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

       (c) Sale to the Investors or their Affiliates. Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Stockholder Shares have not elected to purchase during the 180 days following such expiration on terms and conditions no more favorable to the Investors or their Affiliates than those offered to such holders. Any stock or securities offered or sold by the Company after such 180-day period must be reoffered to the holders of Stockholder Shares pursuant to the terms of this Section.





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       (d)    Termination.  The provisions of this Section 4 will terminate upon the completion of a Qualified Public Offering or a Sale of the Company.

       5. Initial Public Offering. In the event that the Board and the holders of a majority of the Investor Shares approve an initial public offering and sale of the Company's equity securities (a "Public Offering") pursuant to an effective registration statement under the Securities Act, the holders of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company's capital stock structure would adversely affect the marketability of the offering, each holder of Stockholder Shares shall consent to and vote for a recapitalization, reorganization and/or exchange of the Stockholder Shares into securities that the managing underwriters, the Board and holders of a majority of the shares of Investor Shares find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Public Offering.

       6. Financial Statements and Other Information. The Company shall, during such periods of time as any Stockholder may request (so long as such Stockholder holds any Stockholder Shares), deliver to such Stockholder:

       (a) as soon as available but in any event within 45 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

       (b) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing, and (b) a copy of such firm's annual management letter to the board of directors;

       (c) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial





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affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

       (d) at least 30 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

       (e) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

       (f) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses; and

       (g) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 6 may reasonably request.

Notwithstanding the foregoing, the provisions of this Section 6 shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this Section 6 all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act.

       7. Inspection Rights. The Company shall permit any representatives designated by any Stockholder (so long as such Stockholder holds any Stockholder Shares), upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and





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its Subsidiaries and make copies thereof or extracts therefrom and (iii)
discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

       8. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE STOCKHOLDERS AGREEMENT, DATED AS OF APRIL 30, 1996 AND AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

The Company shall imprint such legend on certificates evidencing Stockholder Shares. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the definition thereof in Section 10 hereof. In addition, upon consummation of a Qualified Public Offering, the legend set forth above shall be removed from all the certificates evidencing Stockholder Shares.

       9. Transfer. Prior to transferring any Stockholder Shares (other than in a Public Sale or subsequent to a Qualified Public Offering) to any person or entity, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

       10.    Definitions.

   "Acquisition Agreement" means the Asset and Stock Purchase Agreement, dated as of the date hereof, by and among the Company, Racing Champions, Inc., the Founders and Banerjan Company Limited.

   "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person and any partner of a Person which is a partnership (so long as all distributions made by such partnership are made pro rata among its partners based upon the economic ownership of such partnership).

   "Common Stock" means the Voting Common and the Nonvoting Common.





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   "Common Stockholder Shares" means Stockholder Shares which are (i) Common
Stock, (ii) warrants, options or other rights to subscribe for or to acquire, directly or indirectly, Common Stock, whether or not then exercisable or convertible, and (iii) stock or other securities which are convertible into or exchangeable for, directly or indirectly, Common Stock, whether or not then convertible or exchangeable. As to any particular Common Stockholder Shares, such shares shall cease to be Common Stockholder Shares when they have been disposed of in a Public Sale or repurchased by the Company or any Subsidiary.

   "DM Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of the date hereof, between the Company and DM.

   "Family Group" means, with respect to an individual, such individual's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such individual and/or such individual's spouse and/or descendants.

   "Fully-Diluted Basis" includes, without duplication, (i) all shares of Common Stock outstanding at the time of determination, (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange of all warrants, options or other rights to subscribe for or to acquire, directly or indirectly, Common Stock, whether or not then exercisable or convertible, and
(iii) all shares of Common Stock issuable upon the conversion or exchange of all stock or other securities which are convertible into or exchangeable for, directly or indirectly, Common Stock, whether or not then convertible or exchangeable.

   "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 15% of the Common Stock on a Fully-Diluted Basis, who is not controlling, controlled by or under common control with any such 15% owner of the Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 15% owner of the Common Stock.

   "Investor Shares" means (i) the shares of Stock issued to the Investors pursuant to the Securities Purchase Agreement and (ii) any shares of Stock otherwise acquired by or issuable to the Investors, and (iii) all equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person shall be deemed to be a holder of Investor Shares whenever such Person has the right to acquire such shares (upon conversion, exercise or exchange in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. As to any particular Investor Shares, such securities shall cease to be Investor Shares when they have been sold in a Public Sale or repurchased by the Company or any Subsidiary of the Company. References in this Agreement to "a majority of the Investor Shares" shall be deemed to be references to a majority of the Investor Shares which are Common Stockholder Shares (calculated on a Fully-Diluted Basis).

   "Minority Shares" means (i) the shares of Stock or Notes issued to Baird, Nassau, NAS, and the Executives pursuant to the Securities Purchase Agreement,
(ii) the shares of Stock or Notes issued to the Founders pursuant to the Acquisition Agreement, (iii) the shares of Stock issued to DM pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and between DM and the Company, (iv) any shares of Stock or Notes otherwise acquired by or issuable to Baird, Nassau, NAS, the Executives or the Founders, (v) all securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i), (ii), (iii) and (iv) above by way of a dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person shall be deemed to be a holder of Minority Shares whenever such Person has the right to acquire such shares (upon conversion, exercise or exchange in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. As to any particular Minority Shares, such securities shall cease to be Minority Shares when they have been sold in a Public Sale or Sale of the Company or repurchased by Willis Stein, the Company, or any Subsidiary of the Company.

   "Nonvoting Common" means the Company's Nonvoting Common Stock, par value $.01 per share.

   "Notes" means the Company's Series A Junior Subordinated Notes issued on the date hereof and the Company's Series B Junior Subordinated Notes issued on the date hereof.

   "Officer's Certificate" means a certificate signed on behalf of the Company by the Company's president or its chief financial officer, in his capacity as such, stating that, to the best of such officer's knowledge, (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

   "Person" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any governmental entity or any department, agency or political subdivision thereof.

   "Preferred Stock" means the Company's Class A Preferred Stock, par value $.01 per share and the Company's Class B Preferred Stock, par value $.01 per share.

   "Public Sale" means any sale of capital stock to the public pursuant to an offering registered under the Securities Act, or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 or Rule 144A adopted under the Securities Act.

   "Qualified Public Offering" means the sale in a firm commitment underwritten public offering registered under the Securities Act of shares of Common Stock to the public in which the aggregate offering price paid by the public is not less than $20 million.

   "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of the date hereof, by and among the Company, the Investors and the Executives.

   "Stock" means the Common Stock and the Preferred Stock.

   "Stockholder Shares" means the Willis Stein Shares and the Minority Shares.

   "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such partnership, association or other business entity.

   "Voting Common" means the Company's Common Stock, par value $.01 per share.

   "Willis Stein Shares" means (i) the shares of Stock and Notes issued to Willis Stein pursuant to the Securities Purchase Agreement, (ii) any shares of Stock or Notes otherwise acquired by or issuable to Willis Stein, and (iii) all securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above by way of a dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person shall be deemed to be a holder of Willis Stein Shares whenever such Person has the right to acquire such shares (upon conversion, exercise or exchange in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. As to any particular Willis Stein Shares, such securities shall cease to be Willis Stein Shares when they have been sold in a Public Sale or Sale of the Company or repurchased by the Company or any Subsidiary of the Company.

       11. Representation and Agreement Regarding Stockholder Shares Issued to GSI. Chung and GSI hereby represent and warrant, jointly and severally, to the Company and each of the other Stockholders that Chung and members of his immediate family , or a trust, the sole benefiaries of which are Chung and his immediate family, are the sole beneficial owners of the Stockholder Shares issued to GSI pursuant to the Purchase Agreement (the "GSI Shares"). To effectuate the purposes of this Agreement, Chung and GSI each agrees with the Company and each of the other Stockholders that it will take all steps necessary to ensure that Chung and his immediate family family , or a trust, the sole benefiaries of which are Chung and his immediate family, will continue to be the sole beneficial owners of the GSI Shares, so long as such GSI Shares are Stockholder Shares. Further, GSI agrees that, in the event of any breach of any of the representations, warranties or covenants set forth in this
Section 11, the Company shall be entitled to repurchase all or any portion of the GSI Shares from the holder thereof at a price not greater than the lesser of (a) the fair market value of the GSI Shares so repurchased, as determined by the Company's board of directors in good faith, or (b) the lowest value thereof reflected in any direct or indirect transfer of interests in such GSI Shares by GSI or the holder of any interest in GSI, also as determined by the Company's board of directors in good faith. To the extent that at the time of any such repurchase the Company is subject to any agreement prohibiting such a repurchase for cash, the Company may repurchase such GSI Shares and pay the purchase price thereof in promissory notes of the Company which are subordinated to the prior payment in full of all of the Company's indebtedness for borrowed money on terms satisfactory to the holders of such other indebtedness, which note shall be repaid in three equal annual installments commencing after repayment in full of all such indebtedness for borrowed money, and shall bear interest at the Prime Rate as announced from time to time in the U.S. edition of the Wall Street Journal. The Company may assign all or any portion of its rights pursuant to this Section 11 to the Investors, in proportion to their holdings of Common Stockholder Shares, and may exercise such repurchase rights by written notice to the holder of the GSI Shares, and at such holder's address, each as reflected on the Company's books. Each certificate representing GSI Shares that are Stockholder Shares, and each certificate issued in exchange for or upon the transfer of any GSI Shares that are Stockholder Shares, shall bear a legend identifying such shares as GSI Shares within the meaning of this Section 11.

       12. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least a majority of the shares of Common Stock represented by Common Stockholder Shares, calculated on a Fully-Diluted Basis; provided that no such amendment or action which materially adversely affects any one holder of Stockholder Shares, as such, vis-a-vis the other holders of Stockholder Shares, as such, shall be effective against such holder of Stockholder Shares without the prior written consent of such holder.

       13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

       14. Entire Agreement. Except as otherwise expressly set forth herein, this agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

       15. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each holder of Stockholder Shares at the address indicated on the books and records of the Company and to the Company at the address indicated below:

                                   Collectible Champions, Inc.
                                   800 Roosevelt Road
                                   Building C, Suite 320
                                   Glen Ellyn, Illinois  60137
                                   Attn:  President

                                   with copies to:

                                   Willis Stein & Partners, L.P.
                                   227 West Monroe Street
                                   Suite 4300
                                   Chicago, IL  60606
                                   Fax: 312-422-2424
                                   Attn:  Avy H. Stein
                                          Daniel Gill

                                   and

                                   Kirkland & Ellis
                                   200 East Randolph Drive
                                   Chicago, IL 60601
                                   Fax:  312-861-2200
                                   Attn:  John A. Weissenbach
                                          Sanford E. Perl
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

       16. Successors and Assigns; No Third Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares; provided that the rights set forth in Sections 6 and 7 are not transferrable without the Company's prior written consent. Subject to the preceding sentence, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and assigns.

       17. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

       18. Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

       19. Governing Law. The corporate law of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

       20. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                   *         *         *         *         *

   IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                                 COLLECTIBLE CHAMPIONS, INC.

                                 By: /s/ Robert E. Dods
                                     ------------------------------------
                                 Its: President
                                     ------------------------------------

                                 WILLIS STEIN & PARTNERS, L.P.

                                 By: Willis Stein & Partners, L.L.C.
                                 Its: General Partner

                                        By: /s/ Avy H. Stein
                                           ------------------------------

                                        Its: Managing Director
                                            -----------------------------

                                 BAIRD CAPITAL PARTNERS II LIMITED PARTNERSHIP

                                 By: Robert W. Baird & Co. Incorporated
                                 Its: General Partner

                                        By: /s/ Samuel B. Guren
                                           ------------------------------
                                        Its: Managing Director
                                            -----------------------------

                                 BCP II AFFILIATES FUND LIMITED PARTNERSHIP

                                 By: Robert W. Baird & Co. Incorporated
                                 Its: General Partner


                                        By: /s/ Samuel B. Guren
                                           ------------------------------
                                        Its: Managing Director
                                            -----------------------------

                                 NASSAU CAPITAL PARTNERS L.P.

                                 By: Nassau Capital L.L.C.
                                 Its: General Partner

                                        By: /s/ Johnathon Sweemar
                                           ------------------------------
                                        Its: Member
                                            -----------------------------

                                 NAS PARTNERS I L.L.C.

                                 By: Johnathon Sweemar
                                    -------------------------------------
                                 Its: Member
                                     ------------------------------------

           [CONTINUATION OF SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

                                        /s/ Robert E. Dods
                                        ----------------------------------
                                        Robert Dods

                                        /s/ Boyd L. Meyer
                                        ----------------------------------
                                        Boyd Meyer

                                        /s/ Peter K.K. Chung
                                        ----------------------------------
                                        Peter Chung

                                        /s/ Curt W. Stoelting
                                        ----------------------------------
                                        Curt Stoelting

                                        /s/ John F. Olsen
                                        ----------------------------------
                                        John Olsen
                                        ----------------------------------
                                        /s/ Peter Henseler
                                        ----------------------------------
                                        Peter Henseler

                                        /s/ Kevin Camp
                                        ----------------------------------
                                        Kevin Camp


                                        DODS-MEYER, LTD.

                                        By: /s/Robert E. Dods
                                            ------------------------------
                                        Its:
                                            ------------------------------

                                        RACING CHAMPIONS LIMITED

                                        By: /s/ Peter K.K. Chung
                                           -------------------------------
                                        Its:
                                            ------------------------------

                                        GARNETT SERVICES, INC.

                                        By: /s/ Peter K.K. Chung
                                           -------------------------------
                                        Its:
                                            ------------------------------

                                        HOSTEN INVESTMENT LIMITED

                                        By: /s/ Peter K.K. Chung
                                           -------------------------------
                                        Its
                                           -------------------------------